December 1, 2025 2025 Company Update Exhibit 99.2

Strategy Company Update Safe Harbor Statement Some of the information we provide in this presentation regarding our future expectations, plans, guidance, and prospects may constitute forward-looking statements, including, without limitation, our updated assumptions for the price of Bitcoin at year end and the corresponding indicative ranges with respect to operating income (loss), net income (loss), and diluted earnings (loss) per share and our KPIs contained in this presentation. Actual results may differ materially from these forward-looking statements due to various important factors, including fluctuations in the price of Bitcoin and the risk factors discussed in our most recent Quarterly Report on Form 10-Q filed with the SEC on November 3, 2025, and our Current Report on Form 8-K filed with the SEC on October 6, 2025. We assume no obligation to update these forward-looking statements, which speak only as of today. FORWARD-LOOKING STATEMENTS

Growth in Bitcoin Strategic Treasury Reserve Strategy has acquired additional bitcoin in every quarter since Q3 2020 – 88 acquisitions Bitcoin Holdings (in ‘000s) Note: (1) As of November 30, 2025. (2) As of 8-K filed on December 1, 2025 Represents ~3.1% of all bitcoin ever to be in existence 650,000 BTC Holdings $59B BTC NAV $74K Average BTC Purchase Price $48B Total Acquisition Cost (1) (2)

Illustrative Results based on $85K-$110K BTC Price at EOY 2025 Revised BTC KPI Targets for 2025 (1) The EOY BTC Price estimate is based on recent market prices and is subject to a number of important risks, qualifications, limitations, and exceptions that could materially and adversely affect the targets and estimates provided herein, and is not a forecast or prediction made by Strategy or its management. Accordingly, actual results may differ materially from these targets. BTC Yield is not equivalent to "yield" in the traditional financial context and BTC $ Gain is not equivalent to “gain” in the traditional financial context. BTC $ Gain does not represent the fair value gain on our bitcoin holdings. Please see the Appendix for important additional information on the calculation of the metrics provided herein. BTC Yield % (1) BTC $ Gain (1) BTC Price (1)

Revised Assumptions & Corresponding Results for 2025 Note: We have adopted ASU 2023-08, which requires that we measure our bitcoin holdings at fair value, with gains and losses from change in the fair value of bitcoin recognized in net income (loss) at each reporting period. As a result, and due to our bitcoin holdings, our earnings results are extremely sensitive to and directly correlated with changes in the market price of bitcoin. We can provide no assurance or guarantee as to the EOY price of bitcoin, and as a result our actual results may vary materially from the illustrative results presented if the EOY market price of bitcoin varies materially from these assumptions. (1) Diluted earnings (loss) per common share. Illustrative ranges assuming $85K-$110K BTC Price at EOY 2025. Q1-Q3 actuals and BTC price of $114,378 on 9/30/25. Q1-Q3 2025 Target 2025 Revised Target 2025 (Original) ($85K BTC EOY) ($110K BTC EOY) Operating Income (Loss) $12.0B $34B ($7.0B) $9.5B Net Income (Loss) $8.6B $24B ($5.5B) $6.3B Earnings (Loss) Per Share(1) $27.7/sh $80/sh ($17)/sh $19/sh

Strategy has a Robust Capital Structure with Low LTV Note: Market data as of November 28, 2025. BTC and ATM data as of 8-K filed on December 1, 2025. Loan to Value is the ratio of net debt to BTC Reserve. 1.2x mNAV 11% Loan to Value

Our BTC Reserve Creates Long-Term Durability Note: Annual dividends and interest expenses as of November 28, 2025. BTC data as of 8-K filed on December 1, 2025. Assumes USD/EUR conversion rate of 1.16. (1) Years of coverage includes interest payments on all current debt senior to the our preferred stock, and assumes that we will refinance all such debt on substantially similar terms without any principal repayment. (2) The ratio of the sum of annual dividends and interest expenses to the market value of our bitcoin holdings. 74 Years of Dividend Coverage(1) 1.35% BTC Breakeven ARR (2) BTC Reserve

Strategy announces a $1.44B USD Reserve Strategy USD reserve will be primary means of funding our Dividends(1) We will target the reserve at a minimum of 12 months of Dividends We intend to strengthen the reserve, with the goal of ultimately covering 24+ months of Dividends We believe this improves the quality and attractiveness of our preferreds, debt, and common equity Process $1.44B is 2.2% of our enterprise value, 2.8% of our equity value, and 2.4% of our bitcoin value We raised $1.44B in 8.5 trading days, at 4.6% trading volume, selling MSTR We sold MSTR at an average mNAV of 1.17x, equating to a USD Gain(2) of $207M (1) Dividends are defined as dividends on preferred stock and interest on outstanding indebtedness. (2) USD Gain represents the % of capital raised that is attributable to being raised at an mNAV greater than 1x. USD Gain is not a gain in the traditional financial context.

Our USD Reserve Strengthens Our Creditworthiness Note: Annual dividends and interest expense as of November 28, 2025. USD Reserve as of 8-K filed on December 1, 2025. Assumes USD/EUR conversion rate of 1.16. 21 Months of Dividend Coverage 1.8x Dividend Coverage USD Reserve

Strategy Liabilities and Capital Structure Today

Assuming $91,000 BTC Price, 45% BTC Volatility, and 10% BTC ARR ("Skeptic")

As of Nov 28, 2025	Notional ($M)	Cum. Notional ($M)	Duration (Yrs)[1]	BTC Rating	BTC Risk[2]	BTC Credit[3]	Market Credit Spread[4]	Spread Premium
Debt[5]	**$8,214**	**$8,214**	**2.5**	**7.2x**	**0.17%**	**5 bps**	**600 bps**	**595 bps**
Preferred Stock:								
STRF (Strife)	$1,268	$9,481	11.1	6.2x	11.30%	108 bps	520 bps	412 bps
STRC (Stretch)	$2,959	$12,440	9.3	4.8x	12.96%	149 bps	680 bps	531 bps
STRE (Stream)[6]	$900	$13,340	8.3	4.4x	12.62%	164 bps	940 bps	776 bps
STRK (Strike)	$1,397	$14,738	11.2	4.0x	18.00%	178 bps	720 bps	542 bps
STRD (Stride)	$1,255	$15,993	8.0	3.7x	15.42%	209 bps	890 bps	681 bps
Total Preferred Stock	**$7,779**	**$15,993**		**3.7x**				

Note: As of November 28, 2025. Information presented on this slide is provided for illustrative purposes only. Actual results may vary materially from these illustrative results. BTC Rating does not represent a rating from any rating agency and is not equivalent to a "rating" in the traditional financial context. BTC Rating does not account for potential cross defaults under our debt obligations. Please see the Appendix for additional information on how the metrics presented herein are calculated.

(1) Sooner of the stated maturity date or the put date for converts. Macaulay Duration for preferred stock.
(2) Probability of an instrument having a BTC Rating less than 1 at the end of its Duration, using a lognormal distribution modeling of bitcoin's price adjusted for BTC ARR and BTC Volatility assumptions.
(3) Credit spread necessary to offset BTC Risk. Calculated by annualizing BTC Risk assuming same probability each year of BTC Rating falling below 1 and assuming no recovery. BTC Credit = (–ln(1 – BTC Risk) ÷ Duration).
(4) Source: Bloomberg, Kynex. Benchmark rate used: SOFR for converts; UST 10Y or EUR 10Y for preferred stock. Credit spreads for convertible notes and STRK are calculated assuming a 0.50% borrow cost and 60% implied volatility.
(5) Represents either the total or weightedd average of all six convertible notes outstanding.
(6) Assuming a USD/EUR FX rate of 1.16.

10

Strategy₿

Our Strategy to Fund USD Reserve Above 1x mNAV: Issue Common Equity Below 1x mNAV: Sell Bitcoin Sell Bitcoin Derivatives(1) 1.75 Years USD Dividends 74 Years BTC Dividends $10,400 BTC Base Level 10.3% BTC Escape Velocity 1.4% BTC Cruise Speed -19% BTC Stall Speed BTC Base Level is the BTC price at which our bitcoin holdings would be equal to the outstanding principal on our debt less our cash. BTC Escape Velocity is the ratio of Dividends to the aggregate notional value of preferred stock. BTC Cruise Speed is the ratio of Dividends to the market value of our bitcoin holdings. BTC Stall Speed is the BTC ARR over 10 years such that the BTC price is equal to BTC Base Level at the end of 10 years. (1) Strategy does not currently engage in any Bitcoin-related derivatives transactions but may do so in the future. Any such activities, if undertaken, may involve significant additional financial, market, operational, and legal risks, including the risk of loss of all or part of the Bitcoin underlying a derivative transaction.

We have built the world’s first Digital Credit Vehicle. BTC Derivatives BTC MSTR $100B/day 0.2 bps $50B/day 0.4 bps $3.6B/day 6.1 bps Dividends STRC STRE STRF STRK STRD BTC USD $59B 74 Years 21 Months $1.4B For illustrative purposes only. Bps metric shows ratio of daily Dividends to the daily traded volume of BTC Derivatives, BTC, and MSTR respectively. $2.2M/day

Appendix

We are Increasing the STRC Rate by 25 bps to 10.75% 9.00% 10.00% 10.25% 10.50% 10.75%

Important Information about KPIs used in this Presentation Bitcoin Per Share (BPS) is a key performance indicator (“KPI”) that represents the ratio between the Company’s bitcoin holdings and its Assumed Diluted Shares Outstanding, expressed in terms of Satoshi, where: “Assumed Diluted Shares Outstanding” refers to the aggregate of our Basic Shares Outstanding as of the dates presented plus all additional shares that would result from the assumed conversion of all outstanding convertible notes and convertible preferred stock, exercise of all outstanding stock option awards, and settlement of all outstanding restricted stock units and performance stock units as of such dates. Assumed Diluted Shares Outstanding is not calculated using the treasury method and does not take into account any vesting conditions (in the case of equity awards), the exercise price of any stock option awards or any contractual conditions limiting convertibility of convertible debt instruments.  “Basic Shares Outstanding” reflects the actual class A common stock and class B common stock outstanding as of the dates presented. For purposes of this calculation, outstanding shares of such stock are deemed to include shares, if any, that were sold under at-the-market equity offering programs. A “Satoshi” or a “Sat” is one one-hundred-millionth of one bitcoin, currently the smallest indivisible unit of a bitcoin. BTC Yield is a KPI that represents the percentage change in BPS from the beginning of a period to the end of a period. BTC Gain is a KPI that represents the number of bitcoins held by the Company at the beginning of a period multiplied by the BTC Yield for such period.  BTC $ Gain is a KPI that represents the dollar value of the BTC Gain calculated by multiplying the BTC Gain by the market price of bitcoin. For determining BTC $ Gain QTD and YTD, unless otherwise specified, the Company uses the current market price of bitcoin. For determining BTC $ Gain for a past fiscal year or other past period, the Company uses the market price of bitcoin as of 4:00pm ET as reported on the Coinbase exchange on the last day of the applicable period. The Company uses these market prices of bitcoin for this calculation solely for the purpose of facilitating this illustrative calculation.  The Company uses BPS, BTC Yield, BTC Gain and BTC $ Gain as KPIs to help assess the performance of its strategy of acquiring bitcoin in a manner the Company believes is accretive to shareholders. The Company believes these KPIs can supplement investors’ understanding of how the Company chooses to fund bitcoin purchases and the value created in a period by: in the case of BPS, measuring the ratio of the Company’s bitcoin holdings to the Assumed Diluted Shares Outstanding, which provides investors a baseline with which to assess the Company’s achievement of its strategy of acquiring bitcoin in an accretive manner over a given period; in the case of BTC Yield, measuring the percentage change in BPS from the beginning of a period to the end of a period, which helps investors assess how the Company’s achievement of its strategy of acquiring bitcoin in an accretive manner varies across periods;  in the case of BTC Gain, hypothetically expressing the percentage change reflected in the BTC Yield metric as if it reflected an increase in the amount of bitcoin held at the end of the applicable period as compared to the beginning of such period, which provides investors with visibility into the absolute change in the Company’s bitcoin holdings resulting from its BTC Yield; and  in the case of BTC $ Gain, further expressing that change as an illustrative dollar value by multiplying that bitcoin-denominated change by the market price of bitcoin at the end of the applicable period as described above.

Important Information about KPIs used in this Presentation (Cont’d) When the Company uses these KPIs, management takes into account the various limitations of these metrics, including that they:   do not take into account that our assets, including our bitcoin, are subject to (i) all of our existing and future liabilities, including our debt, and (ii) the preferential rights of our preferred stockholders to dividends and our assets in a liquidation, and that all such claims rank senior to those of our common equity; and  assume that all indebtedness will be refinanced or, in the case of the Company’s senior convertible debt instruments and convertible preferred stock, converted into shares of common stock in accordance with their respective terms.   BPS, BTC Yield, BTC Gain and BTC $ Gain are not, and should not be understood as, financial performance, valuation or liquidity measures. Specifically:  BPS does not represent (i) the ability of the Company to satisfy the Company’s financial obligations, or (ii) the Company’s book value per share. Ownership of a share of common stock of the Company does not represent an ownership interest in the bitcoin held by the Company. BTC Yield is not equivalent to “yield” in the traditional financial context. It is not a measure of the return on investment the Company’s shareholders may have achieved historically or can achieve in the future by purchasing stock of the Company, or a measure of income generated by the Company’s operations or its bitcoin holdings, return on investment on its bitcoin holdings, or any other similar financial measure of the performance of its business or assets.   BTC Gain and BTC $ Gain are not equivalent to “gain” in the traditional financial context. They also are not measures of the return on investment the Company’s shareholders may have achieved historically or can achieve in the future by purchasing stock of the Company, or measures of income generated by the Company’s operations or its bitcoin holdings, return on investment on its bitcoin holdings, or any other similar financial measure of the performance of its business or assets. It should also be understood that BTC $ Gain does not represent a fair value gain of the Company’s bitcoin holdings, and BTC $ Gain may be positive during periods when the Company has incurred fair value losses on its bitcoin holdings.  The trading price of the Company’s class A common stock is informed by numerous factors in addition to the Company’s bitcoin holdings and its actual or potential shares of class A common stock outstanding, and as a result, the trading price of the Company’s securities can deviate significantly from the market value of the Company’s bitcoin, and none of BPS, BTC Yield, BTC Gain or BTC $ Gain are indicative or predictive of the trading price of the Company’s securities.   Investors should rely on the financial statements and other disclosures contained in the Company’s SEC filings. In particular, the Company has adopted Accounting Standards Update No. 2023-08, Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), which requires that the Company measure its bitcoin at fair value in its statement of financial position as of the end of a reported period, and recognize gains losses from changes in the fair value in net income for the reported period. As a result, we may incur unrealized gain or loss on digital assets based on changes in the market price of bitcoin during a period, which would not be reflected in BPS, BTC Yield, BTC Gain or BTC $ Gain. For example, if we increase our bitcoin holdings relative to our Assumed Diluted Shares Outstanding during a reported period, we would achieve increased BPS and positive BTC Yield, BTC Gain and BTC $ Gain even if we report significant unrealized loss on digital assets for the period. Similarly, if we increase our Assumed Diluted Shares Outstanding at a faster rate than our bitcoin holdings, then we would experience decreased BPS and negative BTC Yield, BTC Gain, and BTC $ Gain, even if we report significant unrealized gain on digital assets for the period.

Important Information about KPIs used in this Presentation (Cont’d) As noted above, these KPIs are narrow in their purpose and are used by management to assist it in assessing whether the Company is raising and deploying capital in a manner accretive to shareholders solely as it pertains to its bitcoin holdings.   In calculating these KPIs, the Company does not consider the source of capital used for the acquisition of its bitcoin. When the Company purchases bitcoin using proceeds from offerings of non-convertible notes or non-convertible preferred stock, or convertible notes or preferred stock that carry conversion prices above the current trading price of the Company's common stock or conversion rights that are not then exercisable, such transactions have the effect of increasing the BPS, BTC Yield, BTC Gain and BTC $ Gain, while also increasing the Company’s indebtedness and senior claims of holders of instruments other than class A common stock with respect to dividends and to the Company’s assets, including its bitcoin, in a manner that is not reflected in these metrics. If any of the Company’s convertible notes mature or are redeemed without being converted into common stock, or if the Company elects to redeem or repurchase its non-convertible instruments, the Company may be required to sell shares of its class A common stock or bitcoin to generate sufficient cash proceeds to satisfy those obligations, either of which would have the effect of decreasing BPS, BTC Yield, BTC Gain and BTC $ Gain, and adjustments for such decreases are not contemplated by the assumptions made in calculating these metrics. Accordingly, these metrics might overstate or understate the accretive nature of the Company’s use of capital to buy bitcoin because not all bitcoin is purchased using proceeds of issuances of class A common stock, and not all proceeds from issuances of class A common stock are used to purchase bitcoin.      In addition, we are required to pay dividends with respect to our perpetual preferred stock in perpetuity. We could pay these dividends with cash or, in the case of STRK Stock, by issuing shares of class A common stock. We have issued shares of class A common stock for cash to fund the payment of cash dividends, and we may in the future issue shares of class A common stock in lieu of paying dividends on STRK Stock. As a result, we have experienced, and may experience in the future, increases in Assumed Diluted Shares Outstanding without corresponding increases in our bitcoin holdings, resulting in decreases in BPS, BTC Yield, BTC Gain and BTC $ Gain for the periods in which such issuance of shares of class A common stock occurred.    The Company has historically not paid any dividends on its shares of class A common stock, and by presenting these KPIs the Company makes no suggestion that it intends to do so in the future. Ownership of the Company’s securities, including its class A common stock and preferred stock, does not represent an ownership interest in or a redemption right with respect to the bitcoin the Company holds.   The Company determines its KPI targets based on its history and future goals.  The Company’s ability to maintain any given level of BPS, or achieve positive BTC Yield, BTC Gain, or BTC $ Gain may depend on a variety of factors, including factors outside of its control, such as the price of bitcoin, and the availability of debt and equity financing on favorable terms. Past performance is not indicative of future results.    These KPIs are merely supplements, not substitutes, to the financial statements and other disclosures contained in the Company’s SEC filings. They should be used only by sophisticated investors who understand their limited purpose and many limitations.

Important Information about other Terms used in this Presentation The following terms used in this presentation provide a conceptual framework for how management views its securities and capital financing decisions in the context of the Company’s bitcoin strategy. These terms are presented for illustrative purposes only, and do not constitute investment advice, and should not be used to form the basis for an investment decision. Please review these definitions carefully to understand the limitations of these illustrative metrics, and please refer to the Company’s SEC filings and financial statements for information about the Company, its business, securities, strategy, bitcoin holdings and similar matters.  BTC Valuation BTC $ Income is the dollar value of the unrealized gain or loss on bitcoin acquired with any given financing, net of associated dividend or interest costs, and multiplied by, in the case of a net gain, the BTC Spread, or, in the case of a net loss, 100%, over the applicable period. For any debt or liability with a maturity, the redemption of such debt or liability, excluding any dilution already assumed in the original calculation of BTC Gain, is treated as a cost, similar to dividend or interest costs. BTC $Income is presented for illustrative purposes only, and it does not represent "income" in the traditional financial context.  BTC $ Value is the sum of BTC $ Gain and BTC $ Income. BTC $ Value is presented for illustrative purposes only, and it does not represent “value” in the traditional financial context.  BTC $ Equity is BTC NAV less BTC $ Value. BTC $ Equity is presented for illustrative purposes only, and it does not represent “equity” in the traditional financial context.  BTC Torque is the ratio of BTC $ Value to BTC Capital. BTC Multiple is the ratio of BTC NAV to BTC $ Equity. Tax Tax-Equivalent Yield, with respect to any preferred security, is the annualized stated interest rate that would be required on a corporate bond trading at par for a U.S. individual investor to receive after-tax cash interest payments equivalent to the cash distributions he or she would receive from the applicable preferred security divided by the current market price of the preferred security, assuming that (i) the stated interest payments under the hypothetical corporate bond are subject to a 37% marginal U.S. federal income tax rate, (ii) such stated interest payments and cash distributions are not subject to any other federal, state or local taxes (which may vary depending on an investor's particular circumstances), (iii) the current dividend rate for such preferred security remains constant for 12 months and dividends on such preferred security are declared and paid in full for such period, and (iv) distributions on such preferred security remain classified as a non-taxable “return of capital,” and are not as taxable dividends, for U.S. federal income and state and local tax purposes. Upon disposition or redemption of the preferred security, an investor will be subject to tax on all prior “return of capital” distributions at the applicable capital gains rate. Upon depletion of an investor's basis in the preferred security, any further distribution is taxable as capital gain. Investors should consult their tax advisors.

Important Information about other Terms used in this Presentation BTC Credit BTC Rating is the ratio of our Bitcoin NAV and the sum of the notional values of the instruments being rated and all instruments that are senior to and, if any liabilities share an equal claim to our assets, such instruments with a stated maturity date sooner than or that may become due upon an exercise of a repurchase right at the option of the holder sooner than, the liability being rated. BTC Rating does not represent a rating from any rating agency and is not equivalent to a "rating" in the traditional financial context. BTC Rating also does not account for potential cross-defaults under our debt obligations that would result in debt obligations with stated maturities later than the liability being rated becoming due sooner than the liability being rated. This metric is presented for illustrative purposes only and should not form the basis for an investment decision. BTC Risk is the probability of an instrument having a BTC Rating less than 1 at the end of its Duration. This probability is derived from a lognormal distribution modeling of bitcoin’s price, adjusted for BTC ARR and BTC Volatility assumptions. BTC Risk does not represent an actuarial risk rating or a rating from any rating agency, and it is not a risk rating in the traditional financial context. This metric is presented for illustrative purposes only and should not form the basis for an investment decision. Actual results may vary materially from these illustrative results. BTC Credit is the credit spread necessary to offset BTC Risk for a given security. It is calculated by annualizing BTC Risk assuming the same probability each year of the BTC Rating of such security falling below 1 each year and assuming no recovery. This metric is presented for illustrative purposes only and should not form the basis for an investment decision. Duration for a convertible bond is the sooner of the stated maturity date or the date it may become due upon an exercise of a repurchase right at the option of the holder. Duration for a preferred stock is the Macaulay Duration of such preferred stock. Macaulay Duration of a preferred stock is the quotient obtained by dividing the sum of 1 and the Effective Yield of such stock by the Effective Yield of such stock. Effective Yield is the annualized yield on an asset based on its fixed dividend rate and the current price of such asset. Equity Component Equity Component % is the ratio between the value of 1/10th of a share of MSTR and the value of one share of STRK.

Important Information about other Terms used in this Presentation BTC Treasury BTC Capital is the proceeds used from capital raised for the purpose of acquiring bitcoin.  BTC Spread is the BTC Gain with respect to a given financing represented as a percentage of BTC Capital. BTC Spread is presented for illustrative purposes only, and it does not represent “spread” in the traditional financial context.  BTC NAV represents the total number of bitcoin the Company holds as of a specified date multiplied by the current market price of one bitcoin (or the price of one bitcoin as of the date indicated). It does not take into account or include the Company’s indebtedness or the liquidation value of its perpetual preferred stock.  As such, it is not equivalent to “net asset value” or “NAV” or any similar metric in the traditional financial context. Although it incorporates the label “NAV,” it is not a measure of either the net asset value of the Company or the value of the bitcoin held by the Company net of indebtedness, perpetual preferred stock liquidation preference and other obligations. Moreover, this Bitcoin NAV metric is not comparable to either net asset value or NAV metrics that may be reported by other companies, including ETFs, ETPs and mutual funds.   Investors should rely on the financial statements and other disclosures contained in the Company’s SEC filings. This metric is merely a supplement, not a substitute, to the financial statements and other disclosures contained in the Company’s SEC filings. It should be used only by sophisticated investors who understand its limited purpose and many limitations.  mNAV represents a multiple of Bitcoin NAV, as of the specified date, calculated as the Company’s enterprise value (as we define it) divided by Bitcoin NAV.  The Company’s enterprise value is calculated as the sum of (A) the total market value of all outstanding MSTR common stock, including class A common stock and class B common stock, calculated by multiplying the number of outstanding shares of class A common stock and class B common stock by the closing price of the class A common stock on the Nasdaq Global Select Market on the applicable date, (B) the aggregate principal amount of the Company’s indebtedness and (C) the aggregate notional value of the Company’s outstanding perpetual preferred stock, less (D) the Company’s most recently reported cash balance value.  As with Bitcoin NAV, although mNAV incorporates the label “NAV,” it is not equivalent to “net asset value” or “NAV” or any similar metric in the traditional financial context.  Additionally, it is not a measure of the amount by which the enterprise value exceeds net asset value in the traditional financial sense of those terms.  Investors should rely on the financial statements and other disclosures contained in the Company’s SEC filings. This metric is merely a supplement, not a substitute, to the financial statements and other disclosures contained in the Company’s SEC filings. It should be used only by sophisticated investors who understand their limited purpose and many limitations. BTC Factor is the ratio of ending BPS to starting BPS in respect of any period. USD Capital is the portion of a capital raise that is not BTC Capital. USD Gain is the dollar value of USD Capital raised from selling MSTR equal to 1 minus the inverse of the mNAV at the time such shares were sold. This represents the percent of capital raised for a given transaction that is attributable to being raised at an mNAV greater than 1x. USD Gain is not a gain in the traditional financial context.

Important Information about other Terms used in this Presentation BTC Treasury (cont’d) Dividends are our annualized obligation for dividends on our preferred stock and interest on our outstanding indebtedness. Years of Dividend Coverage is the ratio of BTC NAV to the sum of annual dividends and interest expenses, expressed in number of years. This assumes that we will refinance all current debt senior to our preferred stock on substantially similar terms without any principal repayment. This metric is provided for illustrative purposes only, is not a measure prepared in accordance with GAAP, and should not be construed as a liquidation analysis, solvency measure or assurance of the Company’s ability to pay dividends. In an actual stress or liquidation scenario, claims of creditors and other liabilities, including the full principal amount of senior indebtedness, would reduce the assets available to satisfy Dividend obligations. Any use of our bitcoin holdings to satisfy our dividend obligations will have a negative impact on our instruments’ BTC Rating. Net Debt is the outstanding principal of our debt less our cash. BTC Breakeven ARR (BTC Cruise Speed) is the ratio of Dividends to BTC NAV. BTC Base Level is the BTC Price at which our bitcoin holdings would be equal to our Net Debt. BTC Escape Velocity is the ratio of Dividends to the aggregate notional value of preferred stock, assuming that all convertible debt equitizes immediately. This represents the BTC ARR necessary to exceed our cost of capital in respect of our preferred stock. BTC Stall Speed is the BTC ARR necessary for a 10-year period such that the BTC Price would be equal to BTC Base Level at the end of such period. BTC Forecast BTC ARR is an assumed annualized rate of return on bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the price of bitcoin is being made.  BTC Volatility is the assumed standard deviation of annual return of bitcoin expressed as a percentage. This metric is presented for illustrative purposes only, and no prediction as to the volatility of bitcoin is being made.  BTC Price is the current market price of one bitcoin.

Additional Information Strategy is not a registered money market fund under the Investment Company Act of 1940, as amended, is not subject to the same protections as a registered money market fund, and does not operate as registered money market fund. Among other things, unlike money market funds, we (i) do not price STRC Stock or our other securities based on our net asset value, (ii) are not required to hold any assets to back the STRC Stock or our other preferred stock, (iii) are not required by regulation to maintain any particular pricing or stable value, and (iv) are not subject to the same liquidity requirements as money market funds. Investors in STRC or our other securities will not receive the same investor protections as investors in registered money market funds.  Strategy is not an exchange traded product (“ETP”) or an exchange-traded fund (“ETF”) registered under the Investment Company Act of 1940, as amended, is not subject to the same rules and regulations as an ETP or an ETF, and does not operate as an ETP or ETF. In particular, unlike spot bitcoin ETPs, we (i) do not seek for our shares of Class A common stock to track the value of the underlying bitcoin we hold before payment of expenses and liabilities, (ii) do not benefit from various exemptions and relief under the Securities Exchange Act of 1934, as amended, including Regulation M, and other securities laws, which enable spot bitcoin ETPs to continuously align the value of their shares to the price of the underlying bitcoin they hold through share creation and redemption, (iii) are a Delaware corporation rather than a statutory trust, and do not operate pursuant to a trust agreement that would require us to pursue one or more stated investment objectives, (iv) are subject to federal income tax at the entity level and the other risk factors applicable to an operating business, such as ours, and (v) are not required to provide daily transparency as to our bitcoin holdings or our daily NAV. This material has been prepared for informational purposes only, and is not intended to provide, and should not be relied on for, tax, legal or accounting advice. No representations are made regarding the tax consequences of any actions taken based on the information provided. Investors should consult their own tax, legal and accounting advisors for any such advice.